Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SUPERVALU INC.:

We consent to the incorporation by reference in the Registration Statements No. 33-16934, No. 33-50071, No. 333-10151, No. 333-24813, No. 333-61365, No. 333-72851, No. 333-89157, No. 333-32354, No. 333-32356, No. 333-44570, No. 333-100912, No. 333-100913, No. 333-100915, No. 333-100917, No. 333-100919, No. 333-131759 and No. 333-134671 on Form S-8; No. 33-56415, No. 333-94965 and No. 333-43538 on Form S-3 and No. 333-132397 on Form S-4 of SUPERVALU INC. and the inclusion in the February 22, 2007 annual report on Form 10-K of New Albertson’s, Inc. of our reports dated April 25, 2007, with respect to the consolidated balance sheets of SUPERVALU INC. as of February 24, 2007 and February 25, 2006, and the related consolidated statements of earnings, cash flows and stockholders’ equity for each of the fiscal years in the three-year period ended February 24, 2007, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of February 24, 2007 and the effectiveness of internal control over financial reporting as of February 24, 2007, which reports appear in the February 24, 2007 annual report on Form 10-K of SUPERVALU INC.

/s/ KPMG LLP

Minneapolis, Minnesota

April 25, 2007